Exhibit 10.18

THIS NOTE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ ACT ”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

MEDPRO SAFETY PRODUCTS, INC.

6% Promissory Note

Date: February 26, 2010

$850,000.00

For value received, MEDPRO SAFETY PRODUCTS, INC.., a Nevada corporation (the “ Company ” or the “ Maker ”), hereby promises to pay to the order of Vision Opportunity Master Fund, Ltd. (together with its successors, representatives, and permitted assigns, the “ Holder ”), in accordance with the terms hereinafter provided, the principal amount of EIGHT HUNDRED AND FIFTY THOUSAND ($850,000.00) dollars, together with interest thereon.  The Maker is issuing this note (the “ Note ”) to the Holder pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Purchase Agreement or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A . The outstanding principal balance and all accrued Interest (as defined herein) of this Note shall be due and payable on June 30, 2010 (the “ Maturity Date ”) or at such earlier time as provided herein.

ARTICLE I

Section 1.1       Purchase Agreement .  This Note has been executed and delivered pursuant to the Securities Purchase Agreement dated as of February 26, 2010 (the “Purchase Agreement ”) by and among the Maker and the Purchaser.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2       Interest .  Beginning on the issuance date of this Note (the “ Issuance Date ”), the outstanding principal balance of this Note shall bear interest (“ Interest ”), at a rate per annum equal to six percent (6%), so long as any principal amount evidenced by this Note remains outstanding. Interest shall be payable in cash, on the Maturity Date.  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay Interest in cash to the Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default through the date of payment at a new rate of the lesser of twelve percent (12%) and the maximum applicable legal rate per annum (the “ Default Rate ”).

Section 1.3       Payment on Non-Business Days .  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued Interest payable on such date.

Section 1.4       Transfer .  This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.5       Replacement .  Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Maker, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

EVENTS OF DEFAULT;  REMEDIES

Section 2.1       Events of Default .  The occurrence of any of the following events shall be an “ Event of Default ” under this Note:

(a)           the Maker shall fail to make any principal or Interest payments due under this Note on the date such payments are due and such default is not fully cured within ten (10) business days after the occurrence thereof; or

(b)           the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the OTC Bulletin Board, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days; or

(c)           default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Purchase Agreement, the Other Notes, the Warrants or any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof;  or

(d)           any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Other Notes, the Warrants or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(e)           the occurrence of an event of default under any other Transaction Document.

Section 2.2       Remedies Upon An Event of Default .  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time declare the entire unpaid principal balance of this Note, together with all Interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1       Notices .  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up but in no event shall such notice be provided to the Holder prior to such information being made known to the public.  The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place but in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of any notices sent or received, or any actions taken with respect to the Other Notes.

Section 3.2       Governing Law; Consent to Jurisdiction . The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines.  The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York.  The parties irrevocably waive any objections to the personal jurisdiction of these courts.  Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement.  The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section 3.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.3       Headings .  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4       Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief .  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5       Enforcement Expenses .  The Maker agree to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 3.6       Binding Effect.   The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 3.7       Amendments .  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 3.8      Compliance with Securities Laws.   The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note.  This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT ”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF A WRITTEN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT THIS NOTE MAY BE SOLD, TRANSFERRED,  OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 3.9       Parties in Interest.   This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 3.10     Failure or Indulgence Not Waiver .  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 3.11     Maker’s Waivers .

(a)       Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b)      THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the Issuance Date set out above.

MEDPRO SAFETY PRODUCTS, INC..

By:	/s/ W. Craig Turner
Name: W. Craig Turner
Title: Chairman and Chief Executive Officer

EXHIBIT A

WIRE INSTRUCTIONS

Payee:

Bank:

Address:

Bank No.:

Account No.:

Account Name: